Exhibit 10(y)

MEMBERSHIP INTERESTS PURCHASE AGREEMENT

(HMG to Christoph)

December, 2012 Transaction

This MEMBERSHIP INTERESTS PURCHASE AGREEMENT is made and entered into as of December __, 2012 (“Effective Date”), by and among THE CHRISTOPH FAMILY TRUST, FBO ROBERT W. CHRISTOPH, JR. (“Christoph Jr. Trust”), THE CHRISTOPH FAMILY TRUST, FBO HUNTER CHRISTOPH (“Hunter Trust”; together with the Christoph Jr. Trust, each individually, a “Buyer” and collectively, the “Buyers”) and HMG BAYSHORE, LLC, a Florida limited liability company (“HMG Bayshore”), COURTLAND BAYSHORE RAWBAR, LLC, a Florida limited liability company (“HMG Rawbar”) and COURTLAND BAYSHORE RESTAURANT, LLC, a Florida limited liability company (“HMG Restaurant”) (HMG Bayshore, HMG Rawbar and HMG Restaurant individually, a “Seller” and collectively, the “Sellers”).

Preliminary Statements:

A.           HMG Bayshore owns 50% of the issued and outstanding membership interests in Bayshore Landing, LLC, a Florida limited liability company (“Landing”); HMG Rawbar, LLC, a Florida limited liability company owns 50% of the issued and outstanding membership interests in Bayshore Rawbar, LLC, a Florida limited liability company (“Rawbar”) and HMG Restaurant, LLC owns 50% of the issued and outstanding membership interests in Bayshore Restaurant, LLC, a Florida limited liability company (“Restaurant “ and together with Rawbar and Restaurant individually, a Company” and collectively the “Companies”); on a fully-diluted basis as of the date of this Agreement (the “Interests”), which corresponding percentage interests are set forth on Schedule A attached hereto.

B.           The Buyers own the remaining 50% of the issued and outstanding membership interests of each of Companies on a fully-diluted basis as of the date of this Agreement, which corresponding percentage interests are set forth on Schedule B attached hereto.

C.           The Buyers desire to purchase from the Sellers and the Sellers desire to sell to the Buyers the Interests upon the terms and conditions set forth herein.

Agreement:

In consideration of the premises and the respective mutual agreements, covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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ARTICLE 1

Definitions

1.1                Defined Terms. In addition to terms defined elsewhere in this Agreement, the following terms when utilized in this Agreement, unless the context otherwise requires, shall have the meanings indicated in this Article 1:

“Agreement” means this Membership Interests Purchase Agreement together with all exhibits and schedules contemplated hereby.

“Alternative Financing” means a loan of no less than $ 13,500,000 from a lending institution reasonably acceptable to Buyers for a term of no less than 20 years secured by the leasehold interest of the Companies in the Property and the other assets owned by the Companies and used in connection with the ownership and operations of the businesses on the Properties with an interest rate and other terms at current market terms and conditions reasonably acceptable to Buyers.

“Authority” means any federal, state, local or foreign governmental regulatory agency, commission, bureau, authority, court or arbitration tribunal.

“Bankruptcy and Equity Exceptions” is defined in Section 3.2.

“Business Day” means any day other than Saturday, Sunday or a day on which banks in Miami, Florida, U.S.A. are authorized or required by Law to be closed.

“Buyer” and “Buyers” are defined in the preamble of this Agreement.

“Closing” is defined in Section 2.3.1.

“Closing Date” is defined in Section 2.3.1.

“Christoph Jr. Trust” is defined in the preamble of this Agreement.

“HGM Bayshore” is defined in the preamble of this Agreement.

“HMG Management Agreements” means the existing management agreement with HMG Advisory Bayshore, Inc. (“HMG Advisory”) or any affiliate of Sellers.

“HMG Rawbar” is defined in the preamble of this Agreement.

“HMG Restaurant” is defined in the preamble of this Agreement.

“Hunter Trust” is defined in the preamble of this Agreement.

“Inspection Period” is defined in Section 2.2.2.

“Interests” is defined in the Preliminary Statements to this Agreement.

“Landing” is defined in the Preliminary Statements to this Agreement.

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“Law” means any law, statute, rule or regulation, and any judgment, injunction or order of any Authority.

“Lien” means any and all claims, liens, pledges, options, charges, easements, security interests, deeds of trust, mortgages, conditional sales agreements, encumbrances, reservations, restrictions, community or other marital property interests, rights of first option, rights of first refusal or similar restrictions, or other defects in title or right of third parties, voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreements or leases in the nature thereof but specifically excluding any Liens set forth in the Organizational Documents of the Buyers.

“Organizational Documents” means, as to any Person, the certificate or articles of incorporation, articles of organization, certificate of formation, bylaws and operating agreement, (or other comparable charter documents), as applicable, of such Person as each may be amended or restated from time to time.

“Person” means any natural person, corporation, limited liability company, unincorporated organization, partnership, association, joint-stock company, joint venture, trust or government, or any agency or political subdivision of any government.

“Purchase” is defined in Section 2.1.

“Purchase Price” is defined in Section 2.1.

“Rawbar” is defined in the Preliminary Statements to this Agreement.

“Restaurant” is defined in the Preliminary Statements to this Agreement.

“Scheduled Closing Date” is defined in Section 2.3.1.

“Seller” and “Sellers” are defined in the preamble of this Agreement.

“Transaction Documents” means (i) this Agreement and (ii) any and all other agreements, instruments, certificates and documents that are expressly required to be executed and/or delivered by the parties hereby.

“Wells Fargo Consent” means a written release from Wells Fargo Bank, N.A. (“Wells Fargo”) reflecting a release of Sellers and applicable Sellers’ affiliates from all obligations under the Companies’ existing loan facility with Wells Fargo Bank, N.A. and any guaranty agreements executed in connection therewith. However, if the release offered by Wells Fargo is other than a full and complete release of such obligations (i.e., the release offered is on a going forward and applies to future obligations), then such release shall be subject to Sellers’ approval in Sellers’ sole and absolute discretion.

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1.2                Other Definitional and Interpretive Provisions.

1.2.1            As used in this Agreement unless the context otherwise requires, (i) words in the masculine or neuter gender include the masculine, feminine and neuter genders, (ii) the terms defined in the singular shall have a comparable meaning when used in the plural and vice versa, (iii) the words “include”, “includes” and “including” shall be deemed to be followed with the phrase “without limitation”, (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (v) all references to Exhibits or Schedules refer to exhibits or schedules delivered herewith or attached hereto (each of which is deemed to be a part of this Agreement), (vi) the headings of the several sections of this Agreement are included for convenience only and do not in any way affect the meaning or construction of any provision therein, (vii) all references to Sections or Articles refer to Sections or Articles of this Agreement, (viii) all references to “$” or “dollars” refer to U.S. dollars, (ix) any amount to be paid in “$” or “dollars” shall be paid in U.S. dollars, (x) references to a number of days shall refer to calendar days unless Business Days are otherwise specified, (xi) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (xii) any reference herein to any Person shall be construed to include such Person’s successors and assigns to the extent permitted hereunder, and (xiii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section.

ARTICLE 2

Purchase

2.1                Purchase. Subject to the terms and conditions hereof and in reliance upon the representations, warranties, covenants and agreements set forth herein, on the Closing Date, the Sellers shall sell to the Buyers and the Buyers shall purchase from the Sellers (the “Purchase”) the Interests free and clear of any and all Liens except those set forth in the Operating Agreements of the Companies. The aggregate purchase price (the “Purchase Price”) to be paid by the Buyers to the Sellers for the Interests shall be Three Million Dollars ($3,000,000).

2.2                Payment of Purchase Price.

2.2.1            Intentionally deleted.

2.2.2            Intentionally deleted.

2.2.3            At the Closing the Buyers shall pay the entire Purchase Price in immediately available U.S. Federal funds by wire transfer in accordance with the wire transfer instructions set forth in Schedule C.

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2.3                Closing Date and Deliverables.

2.3.1            The closing of the Purchase (the “Closing”) shall take place at 10:00 a.m. eastern time at the offices of Bilzin Sumberg Baena Price & Axelrod LLP, 1450 Brickell Avenue, 23rd Floor, Miami, Florida 33131-3456 on or before April 1, 2013 (the “Scheduled Closing Date”) as determined by Buyers or at such other date, time or place as the parties may agree in writing. The date upon which the Closing occurs is called the “Closing Date.”

2.3.2            Buyers and the Companies shall use commercially reasonable diligent good faith efforts to obtain the Wells Fargo Consent and/or the Alternative Financing on or before the Scheduled Closing Date. If the purchase and sale is not consummated, Buyers shall promptly reimburse the Companies for any costs or expenses paid or incurred, and fulfill any obligations imposed on the Companies, in connection therewith and the foregoing obligation shall survive termination of this Agreement. In the event that Buyers or the Companies have been unable to obtain the Wells Fargo Consent or the Alternative Financing, Buyers may either (i) terminate this Agreement by providing written notice to Sellers on or before the Scheduled Closing Date, or (ii) extend the Scheduled Closing Date for a period of up to fifteen (15) days upon written notice to Sellers prior to the Scheduled Closing Date.

2.3.3            Subject to the satisfaction or waiver of the applicable conditions set forth in this Agreement, the Sellers shall deliver to the Buyers at Closing:

(a)                 assignments of the Interests in form and content reasonably satisfactory to Buyers;

(b)                 all documents required to be delivered at Closing pursuant to Section 6.1;

(c)                 copies of all books and records of the Companies in Sellers’ possession or reasonable control that Buyers would need to effectively operate their respective businesses after the Closing; and

(d)                 FIRPTA affidavit evidencing that each Seller is not a “foreign person” as defined in Section 1445(f)(3) of the Internal Revenue Code of 1954, as amended.

Sellers shall reasonably cooperate with Buyers after Closing, at Buyers’ expense, to provide copies of any additional documents required by Buyers to effectively operate their businesses. This obligation of Sellers shall expressly survive the Closing.

2.3.4            Subject to the satisfaction or waiver of the applicable conditions set forth in this Agreement, the Buyer shall deliver to the Sellers at Closing:

(a)                 the Purchase Price in accordance with Section 2.2 hereof; and

(b)                 all documents required to be delivered at Closing pursuant to Section 6.2.

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ARTICLE 3

Representations and Warranties of the BuyerS

In order to induce the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyers hereby, jointly and severally, represent and warrant to the Sellers as of the Closing Date as follows:

3.1                Organization and Standing. Each Buyer is trust duly formed under the laws of the State of Florida.

3.2                Authority, Enforceability. Each Buyer has all requisite power and authority to execute and deliver each Transaction Document to which it is a party, to perform its obligations under each such Transaction Document and to consummate the transactions contemplated by each such Transaction Document. The execution, delivery and performance by each Buyer of each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of each Buyer. Each Transaction Document to which each Buyer is a party is, or upon its execution and delivery will be, a valid and binding obligation of each Buyer, enforceable against it in accordance with the terms thereof except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles (the “Bankruptcy and Equity Exceptions”).

3.3                Noncontravention. Neither the execution, delivery or performance by each Buyer of any Transaction Document to which it is a party, nor the consummation by each Buyer of the transactions contemplated thereby, nor compliance by each Buyer with any of the provisions thereof will (i) violate any Law, in each case applicable to each Buyer or its assets or properties, or give any Authority or other Person the right to challenge any of the transactions contemplated hereby; (ii) with or without the passage of time or the giving of notice or both, result in the breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Buyer pursuant to, any material contract to which such Buyer is a party or by which such Buyer or its properties may be bound or affected; or (iii) violate any provision of the Organizational Documents or any standing resolution adopted by the managers or members of such Buyer.

3.4                Consents and Approvals. Other than obtaining the Wells Fargo Consent or paying off the Wells Fargo loan, no filing with, and no permit, authorization, consent or approval of any Authority or any other Person is necessary for the consummation by the Buyers of the transactions contemplated hereby.

3.5                Brokers. The Buyers have not employed any broker or finder and have not incurred and will not incur any broker’s, finder’s or similar fees, commissions or expenses payable by the Buyers in connection with the transactions contemplated by this Agreement.

3.6                Survival of Representations and Warranties. The representations and warranties contained in this Article shall survive the Closing.

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ARTICLE 4

Representations and Warranties of the Sellers

In order to induce the Buyers to enter into this Agreement, and to consummate the transactions contemplated hereby, the Sellers hereby jointly and severally represent and warrant to the Buyers as of the date of this Agreement as follows:

4.1                Authority. Subject to the terms of the Operating Agreements of the Companies, each Seller has all requisite right, power and authority to execute and deliver this Agreement, and the other Transaction Documents to which it is a party, to perform its obligations under this Agreement and each such Transaction Document, and to consummate the transactions contemplated by this Agreement and each such Transaction Document.

4.2                Ownership of Seller’s Interests. Each Seller is the sole legal, direct record and beneficial owner of its respective Interests, free and clear of any Liens other than those created under the Operating Agreements of the Companies, and each Seller has the right, power and authority to sell, transfer, convey and assign good and valid title thereto, free and clear of any Liens.

4.3                Authority, Enforceability. Each Seller has all requisite company power and authority to execute and deliver each Transaction Documents to which it is a party, to perform its obligations under each such Transaction Document, and to consummate the transactions contemplated by each such Transaction Document. The execution, delivery and performance by each Seller of each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary company action on the part of each Seller. Each Transaction Document to which each Seller is a party is, or upon its execution and delivery will be, a valid and binding obligation of each Seller, enforceable against it in accordance with the terms thereof except to the extent enforceability may be limited by the Bankruptcy and Equity Exceptions.

4.4                Noncontravention. Neither the execution, delivery or performance by each Seller of this Agreement or any Transaction Document to which such Seller is a party, nor the consummation by such Seller of the transactions contemplated hereby or thereby, nor compliance by such Seller with any of the provisions hereof or thereof will (i) violate any Law, statute, rule or regulation or judgment, order, writ, injunction or decree of any Authority, in each case applicable to such Seller or such Seller’s assets or properties, or (ii) with or without the passage of time or the giving of notice or both, result in the breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon the Interests pursuant to any material contract to which such Seller is a party or by which such Seller or the Interests may be bound or affected, in each case.

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4.5                Consents and Approvals. Other than the Wells Fargo, no filing with, and no permit, authorization, consent or approval of any Authority or any other Person is necessary for the consummation by each Seller of the transactions contemplated hereby.

4.6                Brokers. No Seller has employed any broker or finder and has incurred and will incur any broker’s, finder’s or similar fees, commissions or expenses payable by any Seller in connection with the transactions contemplated by this Agreement.

4.7                Voluntary Sale; Disclosure. Each Seller acknowledges that such Seller is under no compulsion to sell the Interests to the Buyers and is completing the sale of the Interests on such Seller’s own free will. Each Seller (a) has sufficient knowledge and experience with and information about the Buyers in order to be fully familiar with the Buyers and their current business, operations, assets, finances, financial results, financial condition and prospects and so as to be able to evaluate the risks and merits of consummating the transactions contemplated by this Agreement, (b) has been given an opportunity to have access to all material books and records of the Buyers and all of their material contracts, agreements and documents and (c) has had an opportunity to ask questions of, and receive answers from, representatives of the Buyers regarding the Buyers and their current business, operations, assets, financing, operating results, financial condition and prospects in order to make an informed decision to sell the Interests.

4.8                Litigation. No Seller is subject to any actions, suits, claims, investigations or proceedings, whether pending or to the knowledge of Sellers, threatened, involving the Interests or which would permit the imposition of a claim or lien on any of the Interests.

4.9           Litigation Against Rawbar. To the best of Seller’s and HMG Advisory’s actual knowledge, there is no legal action pending or threatened in writing against Rawbar relating to its operations. Both Sellers and Buyers have actual knowledge of matters involving the State of Florida requirements as to floating docks.

4.10         Books and Records of Rawbar. To the best of Seller’s and HMG Advisory’s actual knowledge,  the books and records of Rawbar are true and correct in all material respects.

4.11        Environmental. To the best of Seller’s and HMG Advisory’s actual knowledge, except as may be reflected in any prior environmental reports or audits, no hazardous, toxic, dangerous and/or regulated substances, wastes, materials, raw materials which include hazardous constituents, pollutants or contaminants, including, but not limited to, asbestos, asbestos containing materials, petroleum, tremolite, anthlophylite, actinolite, polychlorinated biphenyls, solvents, and any other substances or materials which are included under or regulated by environmental laws (collectively, “Hazardous Substances”) have been stored or disposed of at the project operated by Landings, Restaurant and Rawbar, during their use and operation of same, in violation, in any material respect, of any law, rule, order, regulation, ordinance or other legal requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes and all amendments to and regulations in respect of the foregoing laws (collectively, “Environmental Laws”), except for substances commonly used in the operation and maintenance of the project and/or those which have been and are used, stored and disposed of in accordance with environmental laws.

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4.12         Coast Guard Parking Lot Agreements. True and complete copies of all parking agreements and all amendments, side letters and the like relating thereto (collectively, “Parking Agreements”) negotiated by Seller with the Miami-Dade Transit Authority as to the “Coast Guard” parking lot have been provided to Buyers.

4.13         Sales Tax. All sales taxes have been timely paid with respect to the operation of the Rawbar portion of the Property and no such sales taxes are delinquent.

4.14        Employee Payroll Taxes. All  employee payroll and employment taxes with respect to the employees of Rawbar (“Rawbar Employees”) have been timely paid and none are delinquent in the regular course of payment.  No unfair labor practice claims pending or threatened in writing, and no written notice of any disputes,  grievances or disturbances involving the Rawbar Employees have been given to Seller or HMG Advisory.

4.9                Survival of Representations and Warranties. The representations and warranties contained in this Article shall survive the Closing for one (1) year.

ARTICLE 5

Conditions to Closing

5.1                Conditions to Buyer’s Obligations. The obligation of the Buyers to consummate the Purchase is subject to the satisfaction at or prior to the Closing of each and every one of the following conditions precedent, any one or more of which may be waived by the Buyers in writing:

5.1.1            Each of the representations and warranties of the Sellers set forth in Article 5 of this Agreement shall be true and correct in all material respects, on and as of the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (except to the extent expressly made as of another date, in which case as of such date as if made at and as of such date).

5.1.2            The Sellers shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by the Sellers prior to or at the Closing.

5.1.3            There shall be in force no injunction, judgment, order, decree or ruling by or before any Authority of competent jurisdiction restraining, enjoining, prohibiting, invalidating or otherwise preventing the consummation of the Purchase to be effected at the Closing and no action, suit, claim or proceeding shall be pending before any Authority which seeks to prohibit or enjoin the consummation of the Purchase to be effected at the Closing.

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5.1.4            The Transaction Documents shall have been executed and delivered by the Sellers, as applicable.

5.1.5            The Buyers, at Buyers’ election, shall have: (i) received the Wells Fargo Consent, or (ii) closed on the Alternative Financing and fully satisfied the Wells Fargo loan obligations (which satisfaction shall not reduce the Purchase Price).

5.1.6            The HMG Management Agreement shall be terminated and any accrued and unpaid management fees shall be paid in full at Closing. The form of termination of the HMG Management Agreement is attached hereto as Exhibit 5.1.6.

5.1.7            The Buyers shall have received the general release in the form of Exhibit 6.1.7 attached hereto, whereby the Sellers and their respective affiliates shall have released any potential claims against the Companies and the Buyers and their respective affiliates (except for claims arising out of this Agreement)

5.1.8            The Buyers shall have negotiated a termination or extension and modification of the RMI LLC Management Agreement in form and content satisfactory to Buyers. Buyers shall have the exclusive right to negotiate the same from and after the expiration of the Inspection Period. Neither Sellers nor the Companies shall make any modification to the RMI Management Agreement before the expiration of the Inspection Period. Notwithstanding anything to the contrary contained in this Agreement, the termination, extension or modification shall, by its terms, provide that: (i) it shall not be effective unless, and until after, the consummation of the transactions contemplated by this Agreement; and (ii) if the transactions contemplated by this Agreement are not consummated, the termination, extension or modification shall be void and of no effect.

5.2                Conditions to Obligations of the Sellers. The obligations of the Sellers to consummate the Purchase is subject to the satisfaction at or prior to the Closing of each and every one of the following conditions precedent, any one or more of which may be waived by the Sellers in writing:

5.2.1            Each of the representations and warranties of the Buyers set forth in Article 3 and Article 4 of this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (except to the extent expressly made as of another date, in which case as of such date as if made at and as of such date).

5.2.2            The Buyers and the Companies shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by the Buyers prior to or at the Closing.

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5.2.3            There shall be in force no injunction, judgment, order, decree or ruling by or before any Authority of competent jurisdiction restraining, enjoining, prohibiting, invalidating on otherwise preventing the consummation of the Purchase to be effected at the Closing and no action, suit, claim or proceeding shall be pending before any Authority which seeks to prohibit or enjoin the consummation of the Purchase to be effected at the Closing.

5.2.4            The Transaction Documents shall have been executed and delivered by the Buyers.

5.2.5            The Sellers shall have received the Wells Fargo Consent or the Buyers shall have closed on the Alternative Financing and fully satisfied the Wells Fargo loan obligations (which satisfaction shall not reduce the Purchase Price).

5.2.6            The Sellers shall have received the general release in the form of Exhibit 6.2.6 attached hereto, whereby the Buyers, the Companies and their respective affiliates shall have released any potential claims against the Sellers and their respective affiliates (except for claims arising out of this Agreement).

ARTICLE 6

Additional Agreements

6.1               Notices and Consents. Each of the Companies and the Sellers will use commercially reasonable efforts to give and cause each of the Buyers to give any notices to third parties, and will use and will cause each of the Buyers to use its commercially reasonable efforts to obtain any third party consents that are required for the performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

6.2               Commercially Reasonable Efforts.

6.2.1            From the date of this Agreement until the Closing, each of the Sellers and the Buyers shall work in good-faith and use their respective commercially reasonable efforts to assist (without cost to Sellers or the Companies) in the fulfillment and satisfaction of the other party’s conditions to Closing set forth in Section 5.1.5, Section 5.1.6 and Section 5.2.5.

6.2.2            From and after the Closing Date the Sellers shall work in good-faith and use their respective commercially reasonable efforts to cooperate with the Buyers, at Buyer’s sole cost and expense, to have all representatives of Sellers removed from the liquor license of Raw Bar and to have representative(s) of the Buyers and/ or the Companies or their designee added to the same. The Companies shall indemnify and hold harmless the representative of Sellers whose names appear on the liquor license for any actions or inaction causing liability under the liquor license from and after the Closing Date. The provisions of this Section 7.2.2 shall expressly survive the Closing.

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6.3                Public Announcements. Except for whatever disclosures are required to be made by Sellers and/or their affiliates pursuant to applicable laws, rules and regulations, any public announcement or similar publicity with respect to this Agreement or the transactions contemplated by this Agreement and the Transaction Documents will be issued at such time and in such manner as the Buyers and the Sellers shall jointly determine. Subject to the foregoing, the Buyers and the Sellers will consult with each other concerning the means by which third parties having dealings with any of the Companies will be informed of the transactions contemplated by this Agreement. The provisions of this Section shall survive termination or Closing.

6.4                Further Actions. Each party agrees to cooperate fully with the other parties hereto and to execute and deliver or cause to be executed and delivered at all reasonable times and places such additional instruments and documents as the other party may reasonably request for the purpose of carrying out this Agreement and the transactions contemplated hereby. The provisions of this Section shall survive Closing.

6.5                Access to Personnel, Properties, Books and Records. From the date hereof until the Closing Date or the termination of this Agreement, each of the Sellers and their representatives shall reasonably cooperate with the Buyers, at the Buyers’ sole cost and expense, in the investigation of the Interests and the Sellers’ ownership of the Interests, free and clear of any and all Liens.

6.6                Tax Returns. The parties hereto shall mutually cooperate in good-faith in the preparation of tax returns for the 2012 calendar year, and for the 2013 calendar year through the Closing Date. Such tax returns shall allocate profits and losses for the 2013 calendar year through the Closing Date and shall be prepared in accordance with standard tax allocation procedures. Buyers shall cause the applicable tax returns for Landings to be prepared and HMG Rawbar and HMG Restaurant shall cause the applicable tax returns for Rawbar and Restaurant to be prepared. The aggregate cost of the subject tax returns shall be split equally between Sellers and Buyers. The provisions of this Section 7.6 shall survive Closing.

ARTICLE 7

Miscellaneous

7.1                Notices. Any notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and, except as otherwise specified in writing, shall be given by personal delivery, facsimile transmission, Federal Express or UPS (or other similar internationally-recognized overnight courier service) or by registered or certified mail, postage prepaid, return receipt requested if to the Buyers or the Sellers, to the addresses for notices set forth below, or to such other addresses as any party hereto may from time to time give notice of (complying as to delivery with the terms of this Section 7.1) to the other. Notice by internationally-recognized overnight courier shall be effective on the first (1st) business day after deposit with such courier. Notice by any other permitted means will be effective upon receipt.

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If to the Sellers:	HMG Bayshore, LLC 1870 South Bayshore Drive Miami, FL 33133 Attn: Larry Rothstein and Maurice Wiener Fax: (305) 856-7342

With copies to:	Marshall J. Emas, Esq. Shutts & Bowen LLP 200 East Broward Boulevard Suite 2100 Ft. Lauderdale, FL 33301 Fax: (954) 888-3065

If to the Buyers:

The Christoph Family Trust, FBO Hunter Christoph

The Christoph Family Trust, FBO Robert W. Christoph, Jr.

300 Alton Road, Suite 303

Miami Beach, Florida 33139
Attn: Robert W. Christoph

Fax: (305) 673-5995

With copies to:	Bilzin Sumberg Baena Price & Axelrod LLP 1450 Brickell Avenue, 23rd Floor Miami, Florida 33131-3456 Attn: Suzanne Amaducci-Adams, Esq. Fax: (305) 351-2207

7.2                Entire Agreement; Amendment. This Agreement and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements, understandings, negotiations and discussions, both written and oral, among the parties hereto with respect thereto. This Agreement may not be altered or otherwise amended except pursuant to an instrument in writing signed by all of the parties hereto.

7.3                Benefits; Binding Effect; Assignment. This Agreement shall be for the benefit of and binding upon the parties hereto, their respective successors and, where applicable, heirs and assigns. No party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior approval of the other party.

7.4                Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly so provided.

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7.5                No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective successors and permitted assigns.

7.6                Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited on unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

7.7                Expenses. Each party to this Agreement shall pay their own legal and other expenses and other expenses in connection with the negotiation, preparation, execution and closing of the Transaction Documents and the transactions contemplated thereby.

7.8                Counterparts. This Agreement may be executed in any number of counterparts and by the several parties hereto in separate counterparts and by facsimile or .pdf signatures, each of which shall be deemed to be one and the same instrument.

7.9                Litigation; Prevailing Party. In the event of any litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party and the non-prevailing party shall pay all reasonable fees and expenses of counsel for the prevailing party.

7.10             Governing Law: Waiver of Jury Trial.

7.10.1         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF FLORIDA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF FLORIDA TO BE APPLIED.

7.10.2         EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

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7.11             Jurisdiction, Process, Etc.

7.11.1         Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Florida State court or federal court of the United States of America sitting in Miami-Dade County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents or for recognition or enforcement of any judgment, and such parties hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in any such Florida State court or, to the extent permitted by Law, in such federal court. Each of the parties hereto agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

7.11.2         Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents in any Florida State court or federal court of the United States of America sitting in Miami-Dade County. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

7.12             Construction. The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions to be drafted. Each of the parties acknowledges that it, he or she has been represented by an attorney in connection with the preparation and execution of this Agreement.

7.13             Termination.

7.13.1         Notwithstanding anything to the contrary in this Agreement, at any time prior to the Closing, this Agreement may be terminated by written notice:

(a)                 by the mutual written consent of the Buyers and the Sellers;

(b)                 by the Buyers on or prior to the expiration of the Inspection Period;

(c)                 by the Buyers or the Sellers if the other party is in breach of any provision of this Agreement, which breach would give rise to a failure to satisfy any condition set forth in Section 6.1 and Section 6.2 respectively, and such breach shall not have been cured within ten (10) days of written notice from the terminating party of such breach, provided, that the terminating party is not, on the date of termination, in material breach of any provision of this Agreement; or

(d)                 by the party (Sellers or Buyers) excused from the obligation to consummate the Purchase if the conditions precedent to such party’s obligation to do so, as described in Section 6.1 or Section 6.2, have not been fulfilled on or prior to the Scheduled Closing Date (or any extension thereof); provided, that the terminating party shall not have breached its obligations hereunder in any manner that shall have contributed to the failure to consummate the Closing by the Scheduled Closing Date (or any extension thereof).

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7.13.2         If this Agreement is terminated in accordance with Section 7.13, all obligations of the parties hereunder shall terminate, except for the obligations which, by their terms, survive termination.

7.13.3         If this Agreement is terminated by the Sellers pursuant to Section 7.13.1(c), or if the conditions to Closing set forth in Section 6.1 are satisfied or waived (other than the failure to close on the Alternative Financing or receive the Wells Fargo Consent pursuant to Section 6.1.5 if Buyers elect to extend the Scheduled Closing Date pursuant to Section 2.3.2) and the Buyers fail to close as required under this Agreement, then, as Seller’s sole and exclusive remedy, Seller may terminate this Agreement and the parties shall be returned to their respective positions as they existed prior to the execution of this Agreement. In the event of Seller’s default under this Agreement, Buyer shall, in addition to any other rights hereunder, have the right to exercise all rights and remedies at law and in equity including, without limitation, specific performance.

(Remainder of Page Intentionally Left Blank)

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IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

SELLERS:

HMG BAYSHORE, LLC

By:
Larry Rothstein, Manger

COURTLAND BAYSHORE RAWBAR, LLC,
a Florida limited liability company

By:
Larry Rothstein, Manager

COURTLAND BAYSHORE RESTAURANT, LLC, a Florida limited liability company

By:
Larry Rothstein, Manager

(Seller’s Signature Page To
Membership Interest Purchase Agreement)

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BUYERS:

THE CHRISTOPH FAMILY TRUST, FBO ROBERT W. CHRISTOPH, JR.

Robert W. Christoph, Trustee

Robert W. Christoph, Jr., Trustee

Carter N. McDowell, Trustee

THE CHRISTOPH FAMILY TRUST, FBO HUNTER CHRISTOPH

Robert W. Christoph, Trustee

Hunter Christoph, Trustee

Carter N. McDowell, Trustee

(Buyers’ Signature Page To Membership Interest Purchase Agreement

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